EXHIBIT 99.1

SOLOMON TECHNOLOGIES, INC.
FOR IMMEDIATE RELEASE

SOLOMON TECHNOLOGIES ANNOUNCES CONSULTING AGREEMENT WITH DAVID TETHER

Tarpon Springs, FL, March 4, 2005. Solomon Technologies, Inc. (OTCBB:SOLM) today announced that David Tether has resigned as an employee and Chief Technology Officer of Solomon, effective March 2, 2005. Mr. Tether will continue to serve on Solomon’s Board of Directors and will be a consultant to the Company. In his consulting role, Mr. Tether will provide Solomon with assistance in the development, improvement and promotion of Solomon’s electric motors and related products and will provide such other services as may be requested by Solomon.

Information about Solomon Technologies, Inc.:

Solomon Technologies, Inc. has been successfully installing and supporting marine installation of its patented and proprietary electric motor drive systems around the world. Solomon currently provides propulsion systems for new and retrofit marine applications and offers motors for high growth, high volume land based vehicle and machinery applications. Solomon, through its proprietary propulsion systems and patented Electric Wheel® technology, offers a unique electric motor design with an ability to efficiently regenerate electricity and leads the way in the recreational boating industry's adoption of the fundamental new technology.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Solomon Technologies, Inc. in this release that are not historical in nature, particularly those that utilize the terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes," or "plans," or comparable terminology, are forward-looking statements based on current expectations about future events, which management has derived from the information currently available to it. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Important factors known to management that could cause forward-looking statements to turn out to be incorrect are identified and discussed from time to time in the company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release speak only as of the date hereof, and the company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Solomon Technologies, Inc.
Peter DeVecchis, 727-934-8778
 www.solomontechnologies.com
or
Investor Awareness, Inc.
Kevin Dudley, 847-945-2222
 www.investorawareness.com